EXHIBIT 11

                          GENRAD, INC. AND SUBSIDIARIES
                        Computation of Earnings Per Share
                                   (Unaudited)



                                                                       Three Months Ended
                                                                 April 4,             March 29,
                                                                   1998                 1997
                                                              --------------       --------------
Basic earnings per share:

Net income available to common stockholders                   $    8,909,000       $   11,717,000
                                                              ==============       ==============

Weighted average number of common shares outstanding              27,395,000           26,221,000
                                                              ==============       ==============

Basic earnings per share                                      $         0.33       $         0.45
                                                              ==============       ==============

Diluted earnings per share:

Net income available to common stockholders                   $    8,909,000       $   11,717,000
                                                              ==============       ==============

Weighted average number of common shares outstanding              27,395,000           26,221,000

Weighted average incremental shares from the assumed
  conversion of stock options and restricted stock awards          2,226,000            1,885,000
                                                              --------------       --------------

Total:                                                            29,621,000           28,106,000
                                                              ==============       ==============

Diluted earnings per share                                    $         0.30       $         0.42
                                                              ==============       ==============



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